Exhibit 99.1


             CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF
                       TITLE 18 OF THE UNITED STATES CODE


I, Eric R. Zarnikow, on behalf of the Equity Plans Administrative Committee (the "Committee") of The ServiceMaster Company, certify that (i) the Annual Report for the ServiceMaster Profit Sharing and Retirement Plan (the "Plan") on Form 11-K for the plan year ended December 31, 2002, fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Annual Report on Form 11-K fairly presents, in all material respects, the financial condition and results of operations of the Plan.




                                            /s/ Eric R. Zarnikow
                                            ---------------------
                                            Eric R. Zarnikow
                                            Chairperson of the Equity Plans
                                            Administrative Committee
                                            June 26, 2003


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to The ServiceMaster Company and the Committee and will be retained by The ServiceMaster Company and the Committee and furnished to the Securities and Exchange Commission or its staff upon request.




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